Exhibit 3.57
Articles of Incorporation
1.	NAME OF CORPORATION:
WFMS Lico, Inc.

2.	RESIDENT AGENT:

The Corporation Trust Company of Nevada One East First Street Reno, (County of Washoe), Nevada 89501

3.	SHARES:

Number of shares with par value: 100 Par Value: $1.00 Number of shares without par value: 0

4.	GOVERNING BOARD: Shall be styled as (check one): ☑ Directors ___Trustees

The FIRST BOARD Of DIRECTORS shall consist of 4 members and the names and addresses are as follows (attach additional page if necessary):

See Addendum

5.	PURPOSE (optional – see reverse side): The purpose of the corporation shall be:

6.	OTHER MATTERS:

7.	SIGNATURES OF INCORPORATORS:

John L. Finlayson	Craig W. Bremer

Name (print)	Name (print)

550 Gatehouse Lane, East York, PA 17402	1020 Wetherburn Drive, York, PA 17404

Address

/s/ John L. Finlayson	/s/ C. W. Bremer

8.	CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT:

The Corporation Trust Company of Nevada hereby accepts appointment as Resident Agent for the above named corporation.

/s/ Mary Alice Rogers	2/26/99

Signature of Resident Agent	Date

Addendum

Name	Louis J. Appell, Jr.
Address:	1700 Powder Mill Road
City:	York
State:	PA
Zip:	17403

Name:	Peter P. Brubaker
Address:	160 Edgewood Road
City:	York
State:	PA
Zip:	17403

Name:	John L. Finlayson
Address:	550 Gatehouse Lane, East
City:	York
State:	PA
Zip:	17402

Name:	David E. Kennedy
Address:	2950 Broxton Lane
City:	York
State:	PA
Zip:	17402